James J. Harned
                   Certified Public Accountant
                      1316 Christopher Court
                     Bel Air, Maryland 21014
             Bus.: (410) 838-5948 Fax: (410) 838-1843





                  Consent of Independent Auditor


I consent to the reference to my firm as expert in Part II, Item 3 of the Registration Statement (Form S-8) pertaining to Wireless Data Solutions, Inc. Consulting Agreement, and to the incorporation by reference therein of my report with respect to the financial statements of Wireless Data Solutions, Inc. incorporated by reference to its Annual Report (Form 10SB), filed with the Securities and Exchange Commission.



/s/ James J. Harned

James J. Harned
C.P.A.


Bel Air, Maryland
June 10, 1998